Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Midland States Bancorp, Inc. on Amendment No. 2 to Form S-4 of our report dated March 2, 2017 on the consolidated financial statements appearing in the 2016 Annual Report on Form 10-K of Centrue Financial Corporation, and to the reference to us under the heading “Experts” in the Prospectus.

/s/ Crowe Horwath LLP

December 28, 2017